SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549




                                     FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         JOURNAL REGISTER COMPANY
          (Exact name of registrant as specified in its charter)


                  Delaware                               22-3498615
       (State of incorporation or organization)        (IRS Employer
                                                     Identification No.)


       50 West State Street, Trenton, NJ                  08608
       (Address of principal executive offices)         (Zip Code)


       Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class              Name of each exchange on which
       to be so registered              each class is to be registered

       Common Stock                          New York Stock Exchange



       Securities to be registered pursuant to Section 12(g) of the Act:


                                     None
                               (title of class)





         ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGIS-
                   TERED.

                   A description of the common stock, par value $.01 per share ("Common Stock"), of the Registrant is set forth under the caption "Description of Capital Stock -- Common Stock" in the Registration Statement on Form S-1 (SEC file number 333-23425), as filed with the Securities and Exchange Commission (the "Commission") on March 17, 1997, as amended by Amendment No. 1 thereto filed with the Commission on April 21, 1997, which description is incorporated herein by reference.


         ITEM 2.   EXHIBITS.*

                   1. Registration Statement on Form S-1 (SEC file number 333-23425), as filed with the Securities and Exchange Commission on March 17, 1997, as amended by Amendment No. 1 thereto filed with the Commission on April 21, 1997.

                   3.1 Form of Certificate of Incorporation of the Registrant.

                   3.2  Form of By-Laws of the Registrant.

                   5.1  Form of the Registrant's Common Stock
                        certificate.













         _____________________
         * In accordance with Instruction II of the Instructions as to Exhibits of Form 8-A, copies of the exhibits to this registra-tion statement are being filed with The New York Stock Ex-change, Inc. but not with the Securities and Exchange Commis-sion.








                                   SIGNATURE


                   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          JOURNAL REGISTER COMPANY




         Date: May 1, 1997
                                          By:    /s/ Jean B. Clifton
                                            Name:  Jean B. Clifton
                                            Title: Executive Vice President
                                                   and Chief Financial
                                                   Officer








































                                 EXHIBIT LIST*


         Exhibit Number                                           Page

         1.  Registration Statement on Form S-1 (SEC file
             number 333-23425), as filed with the Securities
             and Exchange Commission on March 17, 1997,
             as amended by Amendment No. 1 thereto filed with
             the Securities and Exchange Commission on April
             21, 1997............................................

         3.1 Form of Certificate of Incorporation of the
             Registrant..........................................

         3.2 Form of By-Laws of the Registrant...................

         5.1 Form of the Registrant's Common Stock
             certificate.........................................























         _____________________
         * In accordance with Instruction II of the Instructions as to Exhibits of Form 8-A, copies of the exhibits to this registra-tion statement are being filed with The New York Stock Ex-change, Inc. but not with the Securities and Exchange Commis-sion.